                                                                       EXHIBIT 3




                                     BYLAWS
                                       OF
                              GELMAN SCIENCES INC.

                             A MICHIGAN CORPORATION






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                         BYLAWS OF GELMAN SCIENCES INC.

                             A MICHIGAN CORPORATION

                             TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
ARTICLE I  -  OFFICES
        1.1              Registered Office                                    1
        1.2              Other Offices                                        1

ARTICLE II  -  MEETINGS OF SHAREHOLDERS
        2.1              Time and Place                                       1
        2.2              Annual Meetings                                      1
        2.3              Special Meetings                                     1
        2.4              Notice of Meetings                                   1
        2.5              List of Shareholders                                 1
        2.6              Quorum; Adjournment                                  2
        2.7              Voting                                               2
        2.8              Telephonic Attendance                                2
        2.9              Inspectors of Election                               2
        2.10             Action By Written Consent                            2

ARTICLE III  -  DIRECTORS
        3.1              Number and Residence                                 3
        3.2              Election and Term                                    3
        3.3              Resignation                                          3
        3.4              Removal                                              3
        3.5              Nominations for Director                             3
        3.6              Vacancies                                            4
        3.7              Place of Meetings                                    4
        3.8              Annual Meeting                                       4
        3.9              Regular Meetings                                     4
        3.10             Special Meetings                                     4
        3.11             Quorum                                               4
        3.12             Voting                                               4
        3.13             Telephonic Participation                             4
        3.14             Action by Written Consent                            5
        3.15             Committees                                           5
        3.16             Compensation                                         5





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                                                                            PAGE
                                                                            ----
ARTICLE IV  -  OFFICERS
        4.1              Officers and Agents                                  5
        4.2              Compensation                                         6
        4.3              Term                                                 6
        4.4              Removal                                              6
        4.5              Resignation                                          6
        4.6              Vacancies                                            6
        4.7              Chairman of the Board                                6
        4.8              President                                            6
        4.9              Executive Vice Presidents and Vice Presidents        6
        4.10             Secretary                                            6
        4.11             Treasurer                                            7
        4.12             Assistant Vice Presidents, Secretaries
                           and Treasurers                                     7
        4.13             Execution of Contracts and Instruments               7
        4.14             Voting of Shares and Securities of
                           Other Corporations and Entities                    7

ARTICLE V  -  NOTICES AND WAIVERS OF NOTICE
        5.1              Delivery of Notices                                  7
        5.2              Waiver of Notice                                     8

ARTICLE VI  -  SHARE CERTIFICATES AND SHAREHOLDERS OF RECORD
        6.1              Certificates for Shares                              8
        6.2              Lost or Destroyed Certificates                       8
        6.3              Transfer of Shares                                   8
        6.4              Record Date                                          8
        6.5              Registered Shareholders                              9

ARTICLE VII  - INDEMNIFICATION                                                9

ARTICLES VIII  -  GENERAL PROVISIONS
        8.1              Checks and Funds                                     9
        8.2              Fiscal Year                                          9
        8.3              Corporate Seal                                       9
        8.4              Books and Records                                    9
        8.5              Financial Statements                                 10

ARTICLE IX  -  AMENDMENTS                                                     10

ARTICLE X  -  CONTROL SHARE ACQUISITIONS                                      10

ARTICLE XI  -  SCOPE OF BYLAWS                                                10



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                              GELMAN SCIENCES INC.


                                   ARTICLE I

                                    OFFICES


   1.1 Registered Office. The registered office of the Corporation shall be located at such place in Michigan as the Board of Directors from time to time determines.

   1.2 Other Offices. The Corporation may also have offices or branches at such other places as the Board of Directors from time to time determines or the business of the Corporation requires.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

   2.1 Time and Place. All meetings of the shareholders shall be held at such place and time as the Board of Directors determines.

   2.2 Annual Meetings. An annual meeting of shareholders shall be held on a date, not later than 180 days after the end of the immediately preceding fiscal year, to be determined by the Board of Directors. At the annual meeting, the shareholders shall elect directors and transact such other business as is properly brought before the meeting and described in the notice of meeting. If the annual meeting is not held on its designated date, the Board of Directors shall cause it to be held as soon thereafter as convenient. Failure to hold an annual meeting at the designated date shall not invalidate any otherwise valid corporate acts. A proposal, other than a nomination of persons for election to the Board of Directors complying with the provisions of
Section 3.5 of these Bylaws, by one or more shareholders shall not be properly brought before an annual meeting if made and received by the Corporation less than 120 days in advance of the date, disregarding the year, of the proxy for the previous annual meeting. Any proposal by one or more shareholders shall be deemed to be made for consideration at the next annual meeting of shareholders only.

    2.3 Special Meetings. Special meetings of the shareholders, for any purpose, (a) may be called by the Chairman of the Board or the Board of Directors, and (b) shall be called by the President or Secretary upon written request (stating the purpose for which the meeting is to be called) of the holders of a majority of all the shares entitled to vote at the meeting.

    2.4 Notice of Meetings. Written notice of each shareholders' meeting, stating the place, date and time of the meeting and the purposes for which the meeting is called, shall be given (in the manner described in Section 5.1 below) not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at the meeting. Notice of adjourned meetings is governed by Section 2.6 below.

    2.5 List of Shareholders. The officer or agent who has charge of the stock ledger or stock transfer books for shares of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment of the meeting. The list shall be arranged alphabetically within each class and series and shall show the address of, and the number of shares held by, each shareholder. The list shall be produced at the meeting and may be inspected by any shareholders at any time during the meeting. The list shall be prima facie evidence as to the shareholders entitled to examine it or vote at the meeting.





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    2.6      Quorum;  Adjournment.  At all shareholders' meetings, the
shareholders present in person or represented by proxy who, as of the record date for the meeting, were holders of a majority of the outstanding shares of the Corporation entitled to vote at the meeting, shall constitute a quorum. Once a quorum is present at a meeting, all shareholders present in person or represented by proxy at the meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Regardless of whether a quorum is initially present, a shareholders' meeting may be adjourned to another time and place by a vote of the shares present in person or by proxy without notice other than announcement at the meeting; provided, that (a) only such business may be transacted at the adjourned meeting as might have been transacted at the original meeting; and
(b) if the adjournment is for more than 60 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting must be given to each shareholder of record entitled to vote at the meeting.

    2.7 Voting. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder except as otherwise expressly required in the Articles of Incorporation. A vote may be cast either orally or in writing. When an action, other than the election of directors, is to be taken by a vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the Articles of Incorporation or applicable law. Except as otherwise provided by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at an election. Each proxy shall be in writing and signed by the shareholder or the shareholder's authorized agent or representative. A proxy is not valid after the expiration of six months after its date unless otherwise provided in the proxy. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the presiding officer of the meeting.

   2.8 Telephonic Attendance. When authorized by the Board of Directors, shareholders may participate in any shareholders' meeting by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other if all participants are advised of the communications equipment and the names of all participants in the conference.

   2.9 Inspectors of Election. The Board of Directors, in advance of a shareholders' meeting, may appoint one or more inspectors (who may be employees of the Corporation) to act at the meeting or any adjournment of the meeting.
If inspectors are not so appointed, the officer presiding at the shareholders' meeting may, and on request of a shareholder entitled to vote at the meeting shall, appoint one or more inspectors. If an appointed inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors before the meeting or at the meeting by the presiding officer. If appointed, the inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies; receive votes, ballots or consents; hear and determine challenges and questions arising in connection with the right to vote; count and tabulate votes, ballots or consents; determine the result of the election or vote; and do such acts as are proper to conduct the election or vote with fairness to all shareholders. In the absence of an inspector, all of the determinations and actions described in the preceding sentence shall be made and taken by the officer presiding at the meeting. On request of the officer presiding at the meeting or a shareholder entitled to vote at the meeting, the inspectors shall make and execute a written report to the presiding officer of any of the facts found by them and matters determined by them. The report is prima facie evidence of the facts stated and the vote as certified by the inspectors.

   2.10 Action by Written Consent. To the extent permitted by the Articles of Incorporation, any action required or permitted to be taken at any shareholders' meeting may be taken without a meeting, prior notice and a vote, by written consent of shareholders.





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                                  ARTICLE III

                                   DIRECTORS


   3.1 Number and Residence. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than eleven members. The number of Directors shall be determined from time to time solely by a resolution adopted by an affirmative vote of a majority of the entire Board of Directors. The Directors shall be divided into three classes, designated Class I, Class II and Class
III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors. At the 1985 Annual Meeting of Shareholders, Class I Directors were elected for a one-year term, Class II Directors for a two-year term and Class III Directors for a three-year term. At each succeeding annual meeting of shareholders, commencing in 1986, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three-year term. Directors need not be Michigan residents or shareholders of the Corporation.

   3.2 Election and Term. Except as provided in Section 3.6 below, Directors shall be elected at the annual shareholders' meeting. Each Director elected shall hold office for the term for which he or she is elected and until his or her successor is elected and qualified or until his or her death, resignation, retirement, disqualification or removal.

   3.3 Resignation. A Director may resign by written notice to the Corporation. A Director's resignation is effective upon its receipt by the Corporation or a later time set forth in the notice of resignation.

   3.4 Removal. A Director or the entire Board may be removed only for cause.

   3.5 Nominations for Director. Only persons who are nominated in accordance with the procedures set forth in this Section 3.5 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 3.5. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days before the meeting; provided, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, (1) the name, age, business, address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of the Corporation which are beneficially owned by such person and (4) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including each such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the shareholder giving the notice (1) the name and address, as they appear on the Corporation's books, of such shareholder and (2) the class and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. The Chairman of the meeting shall, if the facts warrant,





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determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nominations shall be disregarded.

   3.6 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by the affirmative vote of a majority of the remaining Directors (even if less than a quorum) or by a sole remaining Director. Each Director so chosen shall hold office until the next annual election of Directors by the shareholders and until his or her successor is duly elected and qualified, or until his or her resignation or removal. Thereafter, such Director shall hold office until the expiration of the term of the class into which such Director was elected. Directors elected to fill vacancies shall be in the same class as the Director they replaced. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes of Directors so as to maintain the number of Directors in each class as nearly equal as possible, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. When the number of Directors is increased by the Board of Directors and any newly created directorships are filled by the Board, there shall be no classification of the additional Directors until the next annual meeting of shareholders.

   3.7 Place of Meetings. The Board of Directors may hold meetings at any location. The location of annual and regular Board of Directors' meetings shall be determined by the Board and the location of special meetings shall be determined by the Chairman of the Board.

   3.8 Annual Meeting. Each newly elected Board of Directors shall meet promptly after the annual shareholders' meeting for the purposes of electing officers and transacting such other business as may properly come before the meeting. No notice of the annual Directors' meeting shall be necessary to the newly elected Directors in order to legally constitute the meeting, provided a quorum is present.

   3.9 Regular Meetings. Regular meetings of the Board of Directors or Board committees may be held without notice at such places and times as the Board or committee determines at least 30 days before the date of the meeting.

   3.10 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or President, and shall be called by the President or Secretary upon the written request of two Directors, on two days notice to each Director or committee member by mail or 24 hours notice either personally, by telephone, telegram, or telex. The notice must specify the place of the special meeting, but need not specify the business to be transacted or the purpose of the meeting. Special meetings of Board committees may be called by the Chairman of the committee or a majority of committee members pursuant to this Section 3.10.

   3.11 Quorum. At all meetings of the Board or a Board committee, a majority of the Directors then in office or members of such committee shall constitute a quorum for the transaction of business. If a quorum is not present at any Board or Board committee meeting, a majority of the Directors present at the meeting may adjourn the meeting to another time and place without notice other than announcement at the meeting. Any business may be transacted at the adjourned meeting which might have been transacted at the original meeting, provided a quorum is present.

   3.12 Voting. The vote of a majority of the members at any Board of Board committee meeting at which there is a quorum shall be the act of the Board of Directors or the committee, unless a higher vote is otherwise required.

   3.13 Telephonic Participation. Members of the Board of Directors or any Board committee may participate in a Board or Board committee meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 3.13 shall constitute presence in person at such meeting.





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

   3.14 Action by Written Consent. Any action required or permitted to be taken at any Board or Board committee meeting may be taken without a meeting, if, before or after the action, all members of the Board or committee consent in writing to the action. Such consents shall be filed with the minutes of proceedings of the Board or committee and shall have the same effect as a vote of the Board or committee for all purposes.

   3.15 Committees. The Board of Directors may, by resolution passed by a majority of the entire Board, designate one or more committees, each consisting of one or more Directors. The Board may designate one or more Directors as alternate members of any committee to replace any absent or disqualified member at any committee meeting. Any committee, to the extent provided in the resolution of the Board, may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, except a committee shall not have the power or authority to:

             (a) Amend the Articles of Incorporation.

             (b) Adopt an agreement of merger or consolidation.

             (c) Recommend to shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets.

             (d) Recommend to shareholders a dissolution of the Corporation or a revocation of a dissolution.

             (e) Amend the Bylaws of the Corporation.

             (f) Fill vacancies in the Board.

             (g) Fix compensation of the Directors for serving on the Board or on a committee.

             (h) Declare a dividend.

             (i) Authorize the issuance of stock.

Each committee and its members shall serve at the pleasure of the Board, which may at any time change the members and powers of, or discharge, the committee. Each committee shall keep regular minutes of its meetings and report them to the Board of Directors when required.

   3.16 Compensation. The Board, by affirmative vote of a majority of Directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of Directors for services to the Corporation as directors, officers or members of a Board committee. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation for such service.


                                   ARTICLE IV

                                    OFFICERS

   4.1 Officers and Agents. The Board of Directors, at its first meeting after each annual meeting of shareholders, shall elect a President, a Secretary and a Treasurer, and may also elect a Chairman of the Board, a Vice Chairman of the Board and one or more Executive Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers. The Board of Directors may also from time to time appoint such other officers and agents as it deems advisable. Any number of





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offices may be held by the same person, but no officer shall execute, acknowledge or verify an instrument in more than one capacity. The officers shall have such powers and duties as may be prescribed by the Board of Directors and, to the extent not so prescribed, as set forth in this Article IV and as generally pertain to their offices, subject to the control of the Board of Directors.

   4.2 Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

   4.3 Term. Each officer of the Corporation shall hold office for the term for which he or she is elected or appointed and until his or her successor is elected or appointed and qualified, or until his or her resignation or removal. The election or appointment of an officer does not, by itself, create any contract rights.

   4.4 Removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board with or without cause.

   4.5 Resignation. An officer may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or at a later time specified in the notice of resignation.

   4.6 Vacancies. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

   4.7 Chairman of the Board. The Chairman of the Board, if such office is filled, shall be the chief executive officer of the Corporation and a Director, and shall preside at all shareholders' and Board of Directors' meetings. The Chairman of the Board shall have the general powers of supervision and management of the business and affairs of the Corporation usually vested in the chief executive officer of a corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board may delegate to the other officers such of his or her authority and duties at such time and in such manner as he or she deems advisable.

   4.8 President. In the absence or non-election of a Chairman of the Board, the President shall preside at all shareholders' and Board of Directors' meetings, and shall perform the duties and execute the authority of the Chairman of the Board. If the office of Chairman of the Board is filled, the President shall be the chief operating officer of the Corporation and shall assist the Chairman of the Board in the supervision and management of the business and affairs of the Corporation. The President may delegate to the officers other than the Chairman of the Board such of his or her authority and duties at such time and in such manner as he or she deems appropriate.

   4.9 Executive Vice Presidents and Vice Presidents. The Executive Vice Presidents and Vice Presidents shall assist and act under the direction of the Chairman of the Board and President. The Board of Directors may designate one or more Executive Vice Presidents and may grant other Vice Presidents titles which describe their functions or specify their order of seniority. In the absence or disability of the President, the authority of the President shall descend to the Executive Vice Presidents or, if there are none, to the Vice Presidents in the order of seniority indicated by their titles or otherwise specified by the Board. If not specified by their titles or the Board, the authority of the President shall descend to the Executive Vice Presidents or, if there are none, to the Vice Presidents, in the order of their seniority in such office.

   4.10 Secretary. The Secretary shall act under the direction of the Chairman of the Board and President. The Secretary shall attend all shareholders' and Board of Directors' meetings, record minutes of the proceedings and maintain the minutes and all documents evidencing corporate action taken by written consent of the shareholders and Board of Directors in the Corporation's minute book. The Secretary shall perform these duties for Board committees when required. The Secretary shall see to it that all notices of shareholders' meetings and special Board of Directors' meetings are duly given in





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accordance with applicable law, the Articles of Incorporation and these Bylaws.
The Secretary shall have custody of the Corporation's seal and, when authorized by the Chairman of the Board, President or the Board of Directors, shall affix the seal to any instrument requiring it and attest such instrument.

   4.11 Treasurer. The Treasurer shall act under the direction of the Chairman of the Board and President. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of the Corporation's assets, liabilities, receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Chairman of the Board, the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President and the Board of Directors (at its regular meetings or whenever they request it) an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board prescribes.

   4.12 Assistant Vice Presidents, Secretaries and Treasurers. The Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, if any, shall act under the direction of the Chairman of the Board, the President and the officer they assist. In the order of their seniority, the Assistant Secretaries shall, in the absence or disability of the Secretary, perform the duties and exercise the authority of the Secretary. The Assistant Treasurers, in the order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the authority of the Treasurer.

   4.13      Execution of Contracts and Instruments.  The Board of
Directors may designate an officer or agent with authority to execute any contract or other instrument on the Corporation's behalf; the Board may also ratify or confirm any such execution. If the Board authorizes, ratifies or confirms the execution of a contract or instrument without specifying the authorized executing officer or agent, the Chairman of the Board, the President or any Executive Vice President or Vice President may execute the contract or instrument in the name and on behalf of the Corporation and may affix the corporate seal to such document or instrument.

   4.14 Voting Shares and Securities of Other Corporations and Entities. Unless the Board of Directors otherwise directs, the Chairman of the Board shall be entitled to vote or designate a proxy to vote all shares and other securities which the Corporation owns in any other corporation or entity.


                                   ARTICLE V

                         NOTICES AND WAIVERS OF NOTICE

   5.1 Delivery of Notices. All written notices to shareholders, Directors and Board committee members shall be delivered personally or by mail (registered, certified or other first class mail, with postage pre-paid), addressed to such person at his or her address as it appears on the Corporation's records or, with respect to a Director, at his or her office on the Corporation's premises. Written notices to Directors or Board committee members may also be delivered by telegram, telex, radiogram, cablegram, facsimile, computer transmission or similar form of communication, addressed to either address referred to in the preceding sentence. Notices delivered pursuant to this Section 5.1 shall be deemed to be given at the time when mailed or otherwise dispatched. The Corporation shall have no duty to change the written address of any Director, Board committee member or shareholder unless the Secretary receives written notice of such address change.





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

   5.2 Waiver of Notice. Any required notice may be waived in writing (signed by the person entitled to the notice or his or her duly authorized attorney or legal representative), either before or after the event requiring notice, or in such other manner as permitted by statute. Neither the business to be transacted at, nor the purpose of, the meeting need be specified in the written waiver of notice. Attendance at any shareholders' meeting (in person or by proxy) or any Board or Board committee meeting constitutes a waiver of notice of the meeting except if the person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


                                   ARTICLE VI

                 SHARE CERTIFICATES AND SHAREHOLDERS OF RECORD

   6.1 Certificates for Shares. The shares of the Corporation shall be represented by certificates signed by the Chairman or Vice Chairman of the Board, President, Executive Vice President or Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.
The officers' signatures may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. If any officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were such officer at the date of issue.

   6.2 Lost or Destroyed Certificates. The Board of Directors may direct or authorize an officer to direct that a new certificate for shares be issued in place of any certificate alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors or officer may, in its discretion and as a condition precedent to the issuance thereof, require the owner (or the owner's legal representative) of such lost or destroyed certificate to give the Corporation an affidavit claiming that the certificate is lost or destroyed or a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to such certificate or both.

   6.3 Transfer of Shares. Shares of the Corporation are transferable only on the Corporation's stock transfer books upon surrender to the Corporation or its transfer agent of a certificate for the shares, duly endorsed for transfer, and the presentation of such evidence of ownership and validity of the transfer as the Corporation requires.

   6.4 Record Date. The Board of Directors may fix, in advance, a date as the record date for determining shareholders for any purpose, including determining shareholders entitled to (a) notice of, and to vote at, any shareholders' meeting or any adjournment of such meeting; (b) express consent or dissent from a proposal without a meeting; or (c) receive payment of any dividend or other distribution or allotment of any rights. The record date shall not be more than 60 nor less than 10 days before the date of the meeting, nor more than 60 days before any other action.

    If a record date is not fixed:

         (a) the record date for determining the shareholders entitled to notice of, or to vote at, a shareholders' meeting shall be the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is not given, the close of business on the day next preceding the day on which the meeting is held; and

         (b) the record date for determining shareholders for any other purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating to the action.





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

A determination of shareholders of record entitled to notice of, or to vote at, a shareholders' meeting shall apply to any adjournment of the meeting except that the Board of Directors may fix a new record date for the adjourned meeting.

    Only shareholders of record on the record date shall be entitled to notice of, or to participate in, the action relating to the record date, notwithstanding any transfer of shares on the Corporation's books after the record date. This Section 6.4 shall not affect the rights of a shareholder and the shareholder's transferor or transferee as between themselves.

   6.5 Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of a share for all purposes, including notices, voting, consents, dividends and distributions, and shall not be bound to recognize any other person's equitable or other claim to interest in such share, regardless of whether it has actual or constructive notice of such claim or interest.


                                  ARTICLE VII

                                INDEMNIFICATION

    The Corporation shall indemnify to the fullest extent authorized or permitted by the Michigan Business Corporation Act any person, and his heirs, executors, administrators and legal representatives, who is made or threatened to be made a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Corporation or serves or served, at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and may provide such other indemnification to directors, officers, employees and agents by insurance, contract or otherwise as is permitted by law and authorized by the Board of Directors.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

   8.1 Checks and Funds. All checks, drafts or demands for money and notes of the Corporation must be signed by such officer or officers or such other person or persons as the Board of Directors from time to time designates. All funds of the Corporation not otherwise employed shall be deposited or used as the Board of Directors from time to time designates.

   8.2 Fiscal Year. The fiscal year of the Corporation shall end on July 31 or such other date as the Board of Directors from time to time determines.

   8.3 Corporate Seal. The Board of Directors may adopt a corporate seal for the Corporation. The corporate seal, if adopted, shall be circular and contain the name of the Corporation and the words "Corporate Seal Michigan". The seal may be used by causing it or a facsimile of it to be impressed, affixed, reproduced or otherwise.

   8.4 Books and Records. The Corporation shall keep within or outside of Michigan books and records of account and minutes of the proceedings of its shareholders, Board of Directors and Board committees, if any. The Corporation shall keep at its registered office or at the office of its transfer agent within or outside of Michigan records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became recordholders of shares. Any of such books, records or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

   8.5 Financial Statements. The Corporation shall deliver to its shareholders, within four months after the beginning of each fiscal year, a financial report (including a statement of income, year-end balance sheet, and, if prepared by the Corporation, its statement of sources and application of funds) covering the preceding fiscal year of the Corporation.


                                   ARTICLE IX

                                   AMENDMENTS

   These Bylaws may be amended or repealed, or new Bylaws may be adopted, by action of either the shareholders or a majority of the Board of Directors then in office. The shareholders may from time to time specify particular provisions of the Bylaws which may not be altered or repealed by the Board of Directors.

                                   ARTICLE X

                           CONTROL SHARE ACQUISITIONS

   Section 1. Control shares acquired in a control share acquisition, with respect to which no acquiring person statement has been filed with the Corporation, may, at any time during the period ending 60 days after the last acquisition of control shares or the power to direct the exercise of voting power of control shares by the acquiring person, be redeemed by the Corporation at the fair value of the shares.

   Section 2. After an acquiring person statement has been filed and after the meeting at which the voting rights of the control shares acquired in a control share acquisition are submitted to the shareholders, the shares are subject to redemption by the Corporation at the fair value of the shares unless the shares are accorded full voting rights by the shareholders as provided in Section 798 of the Michigan Business Corporation Act.

   Section 3. A redemption of shares by the Corporation pursuant to Sections 1 or 2 shall be made upon election by the Board of Directors. Written notice of the election shall be sent to the acquiring person within seven days after the election is made. The determination of the Board of Directors as to fair value shall be conclusive. Payment shall be made for the control shares subject to redemption within 30 days after the election to redeem is made at a date and place selected by the Board of Directors. The Board of Directors may adopt additional procedures to accomplish a redemption.

   Section 4. This Article X is adopted pursuant to Section 799 of the Michigan Business Corporation Act, and the terms used in this section shall have the meanings of the terms in Section 799.


                                   ARTICLE XI

                                SCOPE OF BYLAWS

   These Bylaws govern the regulation and management of the affairs of the Corporation to the extent that they are consistent with applicable law and the Articles of Incorporation.





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